UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

   (Former name, former address and former fiscal year, if changed since last report)

 Item 7.01.    Regulation FD Disclosure

The Company has entered into a Letter of Intent to fund and develop a property known as the Franklin County Lease for a 90% working interest. The Franklin County Lease consists of approximately 214 acres, located in Franklin County, Kansas and the lease currently has 24 producing wells, 2 injection wells, and 2 inactive wells.  The cumulative production as of March, 2008 is 64,499 bbls. The estimated July 2008 lease production is 7.1 BOPD (water production is unknown).

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: March 5, 2010	By:	/s/ Steven Weldon
Steven Weldon
Chief Executive Officer and Director